SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 16, 2008
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At a regular meeting of the Board of Directors of AK Steel Holding Corporation (the “Company”) held on October 16, 2008, the Board of Directors, acting upon the recommendation of its Nominating and Governance Committee, approved having the Company enter into an Indemnification Agreement with each of its directors and officers and also approved a standard form of agreement to be used for that purpose.   That standard form is attached hereto and filed herewith as Exhibit 10.1.  The Indemnification Agreement provides for indemnification, under the circumstances and to the extent provided for therein, for expenses, attorneys’ fees, judgments, and certain other amounts such director or officer may be required to pay with respect to claims asserted against him or her by reason of his or her position as a director or officer.  The Company plans to enter into the Indemnification Agreement in the form approved by the Board with each of its directors and officers, including all of its named executive officers, during the fourth quarter of 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regular meeting of the Company held on October 16, 2008, the Board of Directors, acting upon the recommendation of its Nominating and Governance Committee, amended and restated the AK Steel Holding Corporation Stock Incentive Plan (the “Plan”) for the purpose of including explicit provisions with respect to the award of restricted stock units to Directors, establishing the criteria to enable the grant and settlement of the restricted stock units, making certain other minor conforming changes, and incorporating prior amendments.  The Plan, as amended and restated as of October 16, 2008, is attached hereto and filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:
		10.1	Form of Indemnification Agreement approved by the Board of Directors on October 16, 2008

		10.2	AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of October 16, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: October 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement approved by the Board of Directors on October 16, 2008

10.2	AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of October 16, 2008)